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                                                                     EXHIBIT 1.1


                               QUANTUM CORPORATION
                  6-3/8% Convertible Subordinated Debentures

                                STANDBY AGREEMENT

                                                              New York, New York
                                                               December 20, 1996

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

            Quantum Corporation, a Delaware corporation (the "Company"), intends to call for redemption on January 19, 1997 (the "Redemption Date"), all of its outstanding 6-3/8% Convertible Subordinated Debentures due April 1, 2002 (the "Debentures") at a redemption price of $1,038.25 per $1,000 principal amount of Debentures, plus accrued interest of $19.13 from October 1, 1996 to the Redemption Date, for a total redemption price of $1057.38 per $1,000 principal amount of Debentures (the "Redemption Price"). The Debentures are convertible into shares of common stock, $.01 par value per share (the "Common Stock"), of the Company at any time prior to 5:00 p.m., Chicago, Illinois time, on January 17, 1997 (the trading day immediately preceding the Redemption Date) (the "Conversion Date").

            In order to ensure that the Company will have available sufficient funds to redeem any Debentures not converted on or prior to the Conversion Date, the Company desires to make arrangements pursuant to which you (the "Purchaser") will, on the Redemption Date or, if the Redemption Date is not a business day, the next business day thereafter, purchase shares of Common Stock that would have been issuable upon the conversion of the Debentures that have not been surrendered for conversion prior to 5:00 p.m., Chicago, Illinois time, on the Conversion Date.

             1. Representations and Warranties. The Company represents and warrants to the Purchaser as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 1(g) hereof.

                   (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-______) on such Form, including a related preliminary prospectus, for the registration under the Act of the issuance by the Company of the shares of Common Stock issuable upon conversion by the Purchaser of Debentures and the sale by the Purchaser of any shares of Common Stock that may be acquired by it as contemplated by this Standby Agreement (this "Standby Agreement" or this "Agreement"). The Company may have filed one or more amendments, including the related preliminary



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prospectus, each of which previously has been provided to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such Registration Statement, a further amendment to such Registration Statement, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder or to be included in the Prospectus with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

                   (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Conversion Date, on the Redemption Date and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Conversion Date, on the Redemption Date and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                   (c) The Debentures are convertible into Common Stock at a rate of 55.10 shares of Common Stock per $1,000 principal amount of Debentures. At the Execution Time, there were outstanding $92,753,000 aggregate principal amount of Debentures and the Company has duly authorized the redemption of all outstanding Debentures on the Redemption Date at the Redemption Price; by the close of business on the business day following the date of execution hereof, all the Debentures shall have been duly called for redemption in accordance with the indenture, dated as of April 1, 1992 (the "Indenture"), between the Company and LaSalle National Bank, as Trustee (the "Trustee"); and the right to convert the Debentures into shares of Common Stock will, as a result of such call, expire at 5:00 p.m., Chicago, Illinois time, on the Conversion Date. A copy of the form of notice or redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to you. The Indenture and the Debentures have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.



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                   (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Debentures.

                   (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Debentures into Common Stock and cash.

                   (f) Neither the issue and sale of the Securities (as defined in Section 2(b) hereof), nor the consummation of any other of the transactions herein contemplated, nor fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or bound or any material judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                   (g) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term "business day" shall have the meaning ascribed to such term in the Indenture. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in to the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities (as hereinafter defined) that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in
Section 1(a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.



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             2.    Purchase   of   Securities.   Subject   to  the  terms  and
conditions and in reliance upon the representations and warranties herein set forth:

                   (a) The Purchaser agrees to surrender for conversion into Common Stock prior to 5:00 p.m., Chicago, Illinois time, on the Conversion Date all Debentures purchased by the Purchaser pursuant to Section 4 hereof or otherwise held by the Purchaser. The shares of Common Stock issued to the Purchaser upon the conversion of Debentures are referred to as the "Conversion Securities."

                   (b) If any Debentures have not been surrendered for conversion prior to 5:00 p.m., Chicago, Illinois time on the Conversion Date, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price of $19.20 per share, such whole number of shares of Common Stock as would have been issuable upon conversion of all Debentures not surrendered for conversion. The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities."

                   (c) It is understood that the Purchaser intends to resell the Purchased Securities from time to time at prices prevailing in the open market. On or prior to the fifteenth day after the Redemption Date, shall remit to the Company 50% of the excess, if any, of the aggregate proceeds received by the Purchaser from the sale of such Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over an amount equal to $19.20 multiplied by the number of Purchased Securities sold by the Purchaser. Upon completion of the sale of the Securities, the Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Securities not sold by or for the account of the Purchaser prior to the close of business on the tenth day after the Redemption Date shall be deemed to have been sold on such tenth day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Purchaser, in its discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                  (d) The Company shall inform the Purchaser no later than 5:30 p.m. Chicago, Illinois time, on the Conversion Date, of the number and amount of Purchased Securities. At or before 10:00 a.m. Chicago, Illinois time on the Redemption Date or, if the Redemption Date is not a business day, the next business day thereafter, the Purchaser shall transmit payment for the Purchased Securities to or upon the order of the Company by wire transfer to an account or accounts designated in writing by the Company, payable in same-day funds. Whereupon delivery of the Purchased Securities shall be made to the Purchaser. The Purchaser shall not be responsible for any delay in receipt of any such wire transfer, provided that such wire transfer is effected as set forth in this Section 2(d), and provided, further, that this sentence shall not in any way be construed as relieving the Purchaser from its obligation to make payment to the Company of any amounts required to be paid pursuant to this Section 2, but instead is intended only to express the agreement of the parties that the Purchaser shall not have any responsibility or liability for any temporary delays in receipt of such funds resulting from delays in processing of wire transfers in the United States federal wire transfer system. The date and time of payment and delivery of the Purchased Securities is herein call the "Closing Date." The Closing Date and time may be postponed by agreement between the Purchaser and the Company.


             3. Compensation. As compensation for the commitment of the Purchaser hereunder, the Company will pay to the Purchaser an amount equal to the sum of (i) $974,047 plus (ii) if the aggregate number of Compensable Shares exceeds 255,534 shares but does not exceed 766,603 shares, an additional $0.58 per Compensable Share for the aggregate number of all Compensable Shares


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or, if the aggregate number of Compensable Shares exceeds 766,603 shares, an additional $0.77 per Compensable Share for the aggregate number of all Compensable Shares. The term "Compensable Shares" means, collectively, Purchased Securities plus any Conversion Securities that are acquired by the Purchaser or that the Purchaser obtained the right to acquire on a date when the last reported sale price of the Common Stock on the Nasdaq Stock Market was less than $19.20 per share.

            Such compensation shall be paid to the Purchaser by wire transfer to an account designated in writing by the Purchaser, payable in same-day funds on
(A) if the Purchaser is required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Conversion Date (but in no event later than two business days thereafter).

             4. Additional Purchases. The Purchaser may purchase Debentures, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All Debentures so purchased will be converted by the Purchaser into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Purchaser upon conversion of any Debentures acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchaser. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may undertake transactions involving the Common Stock and the Debentures, in the open market or otherwise, for long or short account, on such terms it may deem advisable and it may overallot in arranging sales.

             5.    Agreements.  The Company agrees with the Purchaser that:

                   (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                   (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it


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shall be necessary to amend the Registration Statement or supplement the
Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of Section 5(a) hereof, an amendment or supplement that will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                   (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                   (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will pay all transfer taxes as may be imposed on the Purchaser in connection with its purchase of Debentures pursuant thereto. The Company will also pay all reasonable out-of-pocket expenses of the Purchaser, excluding the fees and disbursements of Purchaser's counsel except as provided below.

                   (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchaser may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities (up to a year from the date hereof) and will pay all costs and expenses in connection therewith, including the fees and disbursements of the Purchaser's counsel in relation thereto; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                   (f) The Company will mail or cause to be mailed not later than the business day following the date of execution hereof the Notice of Redemption by first class mail to the registered holders of the Debentures on such date, which mailing will conform to the requirements of the Indenture.

                   (g) The Company will direct the Trustee to advise the Purchaser daily of the Debentures surrendered for redemption or for conversion on the preceding day.

                   (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Debentures.

                   (i) The Company will not, prior to the Conversion Date and for a period of 90 days following the Redemption Date, without the prior written consent of the Purchaser, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce, or file for the registration of, the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that (i) the Company may issue and sell or register Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; provided, further, that such restriction shall not apply if the Purchaser does not acquire more than 5% Purchased Securities.



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                   (j) The Company will cause its officers and directors to not, prior to the Closing Date, without the prior written consent of the Purchaser, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce, or file for the registration of, the offering of, and any other shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock.

                   (k) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

             6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder to purchase any Purchased Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Conversion Date, and the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                   (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Purchaser agrees in writing to a later time, the Registration Statement will become effective not later than 6:00 p.m., New York City time, on the business day next succeeding the date hereof; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                   (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, addressed to the Purchaser to the effect that:

                        (i) The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                        (ii) The Company's authorized capital stock as of September 29, 1996 is as set forth in the Prospectus; the capital stock of the Company conforms to the descriptions thereof in the Prospectus; and the statements in the Prospectus under the heading "Redemption of Debentures and Expiration of Conversion Privilege" fairly summarize in all material respects the legal matters therein described.

                        (iii) The Securities have been duly and validly authorized and, when issued and delivered upon conversion of any Debentures in accordance with the Indenture or to the Purchaser against payment therefor pursuant to the Standby Agreement, will be fully paid, nonassessable and free of preemptive rights; the Securities have been duly authorized for listing,


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      subject to official notice of issuance, on the Nasdaq Stock Market; and
      the form of the certificate for the Common Stock is in valid and sufficient form.

                        (iv) The Standby Agreement has been duly authorized, executed and delivered by the Company.

                        (v) Upon the Company's taking the actions enumerated in such counsel's opinion, all the Debentures will have been duly called for redemption by the close of business on the Redemption Date and the right to convert the Debentures into shares of Common Stock will expire at the close of business on the Conversion Date.

                        (vi) No consent, approval, authorization or order of any California, New York or federal court or governmental agency or body is required on the part of the Company for the redemption or conversion of the Debentures or the consummation of the transactions contemplated by the Standby Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchaser (as to which such counsel need express no opinion).

                        (vii) Neither the issue and sale by the Company of the Securities, nor the consummation by the Company of any other of the transactions contemplated under the Standby Agreement nor the fulfillment of the terms of the Standby Agreement by the Company will conflict with, result in a breach or violation of, or constitute a default under, any California, New York or federal law or the Delaware General Corporation Law (the "DGCL"), or the Certificate of Incorporation or Bylaws of the Company or the terms the Indenture, the Debentures, or the Company's Credit Agreement dated October 3, 1994, as amended, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any California, New York or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries (each, an "Entity") or of any Delaware Entity applying the DGCL.

                        (viii) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need not express an opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

                        (ix) To such counsel's knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body, or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Purchaser, at which the contents of the Registration Statement and



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Prospectus and related matters were discussed and, although, except as set forth in paragraph (i) above, such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and need not make any independent check or verification thereof, during the course of such participation, no facts came to the attention of such counsel that lead them to believe that, as of the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need not express a belief with respect to the financial statements, schedules and notes thereto and other financial and statistical data included in the Registration Statement or the Prospectus.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, the DGCL, the State of California or the State of New York (it being understood that such counsel's opinion as to matters of laws of the State New York shall be limited to those laws as govern the enforceability of the Indenture, the Debentures and the Company's Credit Agreement, dated October 3, 1994, as amended), to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 6(b) include any supplements thereto on the Closing Date.

                   (c) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion, addressed to the Purchaser, of the Company's special Swiss counsel, which counsel shall be reasonably satisfactory to the Purchaser, to the effect that:

                        (i) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction of Switzerland in which it owns or leases properties, or conducts any business, so as to require such qualification.

                   (d) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion, addressed to the Purchaser, of the Company's special Irish counsel, which counsel shall be reasonably satisfactory to the Purchaser, to the effect that:

                        (i) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction of Ireland in which it owns or leases properties, or conducts any business, so as to require such qualification.

                   (e) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion, addressed to the Purchaser, of the Company's special Singapore counsel, which counsel shall be reasonably satisfactory to the Purchaser, to the effect that:

                        (i) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction of Singapore in which it owns or leases properties, or conducts any business, so as to require such qualification.

                   (f) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion, addressed to the Purchaser, of the Company's special Indonesian counsel, which counsel shall be reasonably satisfactory to the Purchaser, to the effect that:

                        (i) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction of Indonesia in which it owns or leases properties, or conducts any business, so as to require such qualification.

                   (g) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Andrew L. Kryder, Vice President, Finance and Corporate General Counsel of the Company, addressed to the Purchaser to the effect that:

                        (i) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated under the Standby Agreement nor the fulfillment of the terms of the Standby Agreement will conflict with, result in a breach or violation of, or constitute a default under, any law or the Certificate of Incorporation or Bylaws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel, after due inquiry, and to which the Company or any of its subsidiaries is a party or bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any its subsidiaries.

                        (ii) To such counsel's knowledge, after due inquiry, there is no franchise, contract or other document of a character required to be disclosed in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required.

                  In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, and representatives of the Purchaser, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and need not make any independent check or verification thereof, during the course of such participation, no facts came to the attention of such counsel that lead him to believe that, as of the Effective Date, the Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that such counsel need not express a belief with respect to the financial statements, schedules and notes thereto in the Registration Statement or the Prospectus.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this Section 6(g) include any supplements thereto on the Closing Date.

                   (h) On the date of this Agreement and on the Closing Date, the Purchaser shall have received from Latham & Watkins, counsel for the Purchaser, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                   (i) On the date of this Agreement, and on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                        (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                        (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                   (j) At the Execution Time, and on each Effective Date occurring after the Execution Time on which financial information is included in the Registration Statement or the Prospectus and on the Closing Date, Ernst & Young LLP shall have delivered to the Purchaser a letter or letters, dated as of the date of delivery, in form and substance satisfactory to the Purchaser, confirming that they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                        (i) in their opinion, the audited consolidated financial statements and financial statement schedule included in, or incorporated by reference into, the Registration Statement and/or the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder;

                        (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the fiscal 1997 minutes of the meetings of the stockholders, Board of Directors and the

      Audit Committee and Compensation Committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements included in, and the audited consolidated financial statements incorporated by reference into, the Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

                              (A) any unaudited consolidated financial
                  statements included in, or incorporated by reference into, the Registration Statement and/or the Prospectus do not comply form in all material respects with applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and with the related published rules and regulations thereunder; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles; or

                              (B) with respect to the period subsequent to the
                  date of the most recent consolidated financial statements, audited or unaudited, included in, or incorporated by reference into, the Registration Statement and/or the Prospectus, for which internal financial statements are available, there were any changes, at the internal financial statement date prior to the date of the letter, in the capital stock (except for activity pursuant to equity awards under various benefit plans and conversions of Debentures) or increases in consolidated long-term debt, inclusive of the current portion (other than borrowings under credit arrangements in existence at September 29, 1996 or increases caused by changes in foreign currency exchange rates), or decreases in the consolidated net current assets or stockholders' equity of the Company as compared with the amounts shown in the September 29, 1996 unaudited consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included in the Registration Statement and the Prospectus to the date of the most recent internal financial statements there were any decreases, as compared with the corresponding period in the preceding quarter in consolidated net sales or in net income, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless the Purchaser, in writing, deems such explanation unnecessary; and

                              (C) with respect to the period subsequent to the
                  date of the most recent financial statements, audited or unaudited, included in the Registration Statement and the Prospectus for which internal financial statements are not available, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock (except for activity pursuant to equity awards under various benefit plans and conversions of Debentures), or any increases in consolidated long-term debt (other than borrowings under credit arrangements in existence at September 29, 1996 or increases caused by changes in foreign currency exchange rates), of the Company as compared with the amounts shown in the September 29, 1996 unaudited consolidated balance sheet included in the Registration Statement and the Prospectus; and

                        (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting or financial information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain of the information set forth under the captions "Risk Factors," "Capitalization" and "Redemption of Debentures and Expiration of Conversion Privilege," and certain information incorporated by reference in the Registration Statement and Prospectus as agreed to by the Purchaser's counsel, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Prospectus in this Section 6(j) include any supplement thereto at the date of the letter.

                   (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(j) hereof or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                   (l) The Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California on the date of this Agreement or on the Closing Date, as applicable.

             7. Reimbursement of Purchaser's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

             8.    Indemnification and Contribution.

                   (a) The Company agrees to indemnify and hold harmless the Purchaser, the directors, officers, employees and agents of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Standby Arrangements" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in any Preliminary Prospectus or the Prospectus, and you confirm that such statements are correct.

                   (b) The Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to the statements set forth in the last paragraph of the cover page and the statements under the heading "Standby Arrangements" in any Preliminary Prospectus and the Prospectus. This indemnity agreement will be in addition to any liability that the Purchaser may otherwise have.

                   (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in
Section 8(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or comprise or consent to the entry of any judgment with respect to any pending or threatened claim, action suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                   (d) In the event that the indemnity provided in Section 8(a) or (b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by Company and by the Purchaser from the offering of the Securities; provided, however, that in no case shall the Purchaser be responsible for any amount in excess of the fees payable by the Company to the Purchaser pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the principal amount of Debentures converted by the Purchaser pursuant to Section 2(a) hereof and (ii) the net amount paid by the Purchaser to the Company at the Closing, and benefits received by the Purchaser shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 3 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this
Section 8(d).

             9.    Soliciting  Conversions.   The  Purchaser  may  assist  the
Company in soliciting conversion of the Debentures by the holder thereof but shall not be entitled to compensation by the Company for any such assistance.

             10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company at any time prior to the Closing Date, if prior to such time (i)(a) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in the Debentures shall have been suspended by the Commission or the Nasdaq Stock Market prior to the Conversion Date, or (b) trading in securities generally on the New

York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchange or such market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

             11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Debentures and the delivery of and payment for any securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

             12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telecopied and confirmed to:

            If to Purchaser, addressed to:

                  Seven World Trade Center
                  New York, New York, 10048
                  Attention:  Michael Sherman, Esq.
                  Telephone:  (212) 783-5573
                  Facsimile:  (212) 783-2274

            With a copy to:

                  Latham & Watkins
                  505 Montgomery Street, Suite 1900
                  San Francisco, California 94111
                  Attention:  Christopher L. Kaufman, Esq. and
                              Robert S. Michitarian, Esq.
                              Telephone: (415) 391-0600
                              Facsimile: (415) 395-8095

            If to Company:

                  500 McCarthy Blvd., Building 2
                  Milpitas, California 95035
                  Attention:  Legal Department
                  Telephone:  (408) 894-4000
                  Facsimile:  (408) 324-7005

            With a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  Steven E. Bochner, Esq.,
                              John A. Fore, Esq., and
                              Jeffrey A. Herbst, Esq.
                              Telephone: (415) 493-9300
                              Facsimile: (415) 493-6811

             13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

             14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

             15. Headings. The headings herein have been inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Agreement.

             16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

                            [signature page follows]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchaser.

                                    Very truly yours,



                                    QUANTUM CORPORATION


                                       By:
                                          --------------------------------------
                                          Michael A. Brown
                                          President and Chief Executive
                                          Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC


By:
      ---------------------------------
      Robert W. Messih
      Vice President